CERTIFICATIONS

In connection with the Annual Report of International Commercial Television Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvin Claney, President and Chief Executive Officer of the Company, and Patrick Lavin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                 Date:  April 13, 2004


                                    Signed:  /s/  Kelvin  Claney
                                           -------------------------------------
                                           President and Chief Executive Officer

                                    Signed:  /s/  Patrick  Lavin
                                           -------------------------------------
                                           Chief  Financial  Officer